Exhibit 4.3
$3,500,000,000
AT&T Inc.
5.35% Notes Due 2040
REGISTRATION RIGHTS AGREEMENT
September 2, 2010
To the Parties Listed on Schedule I
Ladies and Gentlemen:
     AT&T Inc., a Delaware corporation (the “Company”), has made an offer to exchange the issued and outstanding 8.750% Notes due 2031 (the “8.750% Notes”) (CUSIP 00209AAF3), of New Cingular Wireless Services, Inc., and the 8.00% Notes due 2031 (the “8.00% Notes”) (CUSIP 001957BD0), of AT&T Corp. and fully, unconditionally and irrevocably guaranteed by the Company, for its 5.35% Notes due 2040 (the “Initial Securities”) and cash as set forth in the Offering Memorandum, dated August 4, 2010 (the “Offering Memorandum”), related thereto. The Initial Securities will be issued upon the terms set forth in the Offering Memorandum, for which the parties listed on Schedule I hereto have severally agreed to act as dealer managers (the “Dealer Managers”), pursuant to a dealer manager agreement, dated as of August 4, 2010 (the “Manager Agreement”), among the Company and the several Dealer Managers. The Initial Securities will be issued pursuant to an Indenture, dated as of November 1, 1994, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Indenture”). As an inducement to the Dealer Managers, the Company agrees with the Dealer Managers, for the benefit of the holders of the Initial Securities and the Exchange Securities (as defined below) (collectively the “Holders”), as follows:
     1. Registered Exchange Offer. The Company shall use its commercially reasonable efforts to, at its own cost, prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the “Exchange Securities”, and together with the Initial Securities, the “Securities”) of the Company issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Company shall use its commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 330 days (or if the 330th day is not a business day, the first business day thereafter) after the date of original issue of the Initial Securities (the “Issue Date”) and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after commencement of the Registered Exchange Offer (such period being called the “Exchange Offer Registration Period”).

     The Company will use its commercially reasonable efforts to complete the Registered Exchange Offer not later than 360 days after the Issue Date.
     If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that the Company has accepted all the Initial Securities theretofore validly tendered and not properly withdrawn in accordance with the terms of the Registered Exchange Offer.
     Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer (but in any event not later than 30 days after such effectiveness), it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act.
     The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Description of the Exchange Offer” or similar section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer.
     The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or a Dealer Manager, such period shall be the lesser of 90 days and the date on which all Exchanging Dealers and the Dealer Managers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(h) below).
     In connection with the Registered Exchange Offer, the Company shall:
     (a) mail or otherwise send to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
     (b) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;
     (c) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

     (d) otherwise comply with all applicable laws.
     As soon as practicable after the close of the Registered Exchange Offer, the Company shall:
     (x) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer;
     (y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and
     (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities Exchange Securities equal in principal amount to the Initial Securities of such Holder so accepted for exchange.
     Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Initial Securities being exchanged by such Holder, and any Exchange Securities received by such Holder, have been or will be acquired in the ordinary course of business, (ii) such Holder is not engaged and does not intend to engage in and will have no arrangements or understanding with any person to participate in the distribution of the Initial Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.
     2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company determines that it is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 360 days of the Issue Date, (iii) any Holder (other than as a result of the status of any such Holder as an “affiliate” of the Company or as a broker-dealer) notifies the Company prior to the 20th day following completion of the Registered Exchange Offer that it is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange (it being understood that the requirement that an Exchanging Dealer deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Description of the Exchange Offer” or similar section, and (c) Annex C hereto in the “Plan of Distribution” in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer shall not result in such Exchange Securities being not “freely transferable”), or (iv) the Company so elects, the Company shall, at its reasonable costs, take the following actions:
     (a) The Company shall, as promptly as practicable (but in no event more than 180 days after so required or requested pursuant to this Section 2) file with the Commission and thereafter shall use its commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing), within 270 days after the Company is so required or requested pursuant to this Section 2, a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted

Securities (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”) or, if permitted by 430B under the Securities Act, otherwise designate an existing effective Shelf Registration Statement for use by the Holders as a Shelf Registration Statement relating to the resales of the Transfer Restricted Securities; provided, however, that no Holder (other than a Dealer Manager) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.
     (b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of one year (or for such longer period if extended pursuant to Section 3(h) below) from effectiveness of the Shelf Registration Statement or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto.
     3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:
     (a) The Company shall (i) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Description of the Exchange Offer” or similar section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (ii) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”); and (iv) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d), the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.
     (b) The Company shall give notice to the Dealer Managers, the Holders of the Securities (in case of any Shelf Registration Statement) and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):
     (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein;

     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Commission Rule 405;
     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or overtly threatening of any proceeding for such purpose.
     (c) The Company shall use commercially reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.
     (d) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.
     (e) The Company shall deliver to each Dealer Manager, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Dealer Manager, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.
     (f) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall also promptly provide notice to the Dealer Managers, the Holders of the Securities (in case of any Shelf Registration Statement) and any known Participating Broker-Dealer of its determination to suspend the availability of a Registration Statement and the related prospectus because the continued effectiveness and use of such Registration Statement and prospectus included therein would require the disclosure of confidential information or interfere with any acquisition, corporate reorganization or other material transaction involving the Company or any of its consolidated subsidiaries (it being understood that such notice may disclose only the existence of such determination and need not disclose the nature of the basis therefore, which may be kept confidential for such period as may reasonably be required for bona fide business reasons). If the Company notifies the Dealer Managers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Dealer Managers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above, as applicable, shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Dealer Managers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(f). During the period during which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company will prior to the three-year expiration of that Shelf Registration Statement file, and use its commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.
     (g) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities or the Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities or the Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.
     (h) The Company will comply in all material respects with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration.
     (i) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.
     (j) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.
     (k) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.
     4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof.
     5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Securities (with respect to a Shelf Registration Statement only), any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement at any time or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually); provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or Participating Broker-Dealer specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered (including through satisfaction of the conditions of Commission Rule 172) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Securities to such person, an amended or supplemented prospectus or, if permitted by Section 3(d), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.
     (b) Each Holder of the Securities and each Participating Broker-Dealer, severally and not jointly, will indemnify and hold harmless the Company each of its directors, each of its officers who signed the applicable Registration Statement and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement at any time or prospectus or in any amendment or supplement thereto or in any Issuer FWP, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company, or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or Participating Broker-Dealer specifically for inclusion therein. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its director, officers or controlling persons.
     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 5, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 5(a) or 5(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Holders or Participating Broker-Dealers and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct or in the opinion of such counsel due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Joint-Lead Dealer Managers (as defined in the Offering Memorandum) in the case of an action in which one or more Holders, Participating Broker-Dealers or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.
     (d) If the indemnification provided for in this Section 5 shall for any reason be unavailable to an indemnified party under Section 5(a) or 5(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders or Participating Broker-Dealers on the other hand from the exchange of the Securities, pursuant to the Registered Exchange Offer. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Holders or Participating Broker-Dealers on the other hand from the exchange of the Securities, pursuant to the Registered Exchange Offer, and the relative fault of Company on the one hand and the Holders or Participating Broker-Dealers on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders or Participating Broker-Dealers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for purposes of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 9(d), no Holder of Securities or Participating Broker-Dealer shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders or Participating Broker-Dealer from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders or Participating Broker-Dealer have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.
     6. Additional Interest Under Certain Circumstances. (a) Additional interest (the “Additional Interest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below a “Registration Default”):
     (i) If the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 330th day after the Issue Date;
     (ii) If neither the Registered Exchange Offer is consummated within 360 days after the Issue Date nor, if required in lieu thereof, the Shelf Registration Statement has become effective within 270 days after the date, if any, on which the Company became obligated to file the Shelf Registration Statement;
     (iii) If after the Exchange Offer Registration Statement is declared effective such Registration Statement thereafter ceases to be effective or usable (except as permitted in paragraph (b) in connection with resales of Transfer Restricted Securities) prior to the consummation of the Registered Exchange Offer (unless such ineffectiveness is cured within the 330-day period described in Section 6(a)(i) above); or
     (iv) If after the Shelf Registration Statement, if applicable, is declared (or becomes automatically) effective, and for a period time that exceeds 180 days in the aggregate in any 12-month period in which the Registration Statement is required to be effective (A) such Registration Statement thereafter ceases to be effective during the period required herein; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) the Registration Statement has expired before a replacement Shelf Registration Statement has become effective.
Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured. Additional Interest shall accrue at a rate of 0.25% per annum while any Registration Default is continuing, until all Registration

Defaults have been cured. Following the cure of all Registration Defaults, the accrual of Additional Interest on the Initial Securities will cease and the interest rate will revert to the applicable original rate set forth in the title of the Securities. In no event shall the Company be obligated to pay Additional Interest for (i) more than one Registration Default under this Section 6(a) at any one time or (ii) for a period of more than one year (or for such longer period as extended pursuant to Section 3(h)) from the Issue Date for any Registration Default referred to in Section 6(a)(iv)(B) with respect to a Registration Statement.
     (b) A Registration Default referred to in Section 6(a)(iii) or Section 6(a)(iv)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.
     (c) Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii) or (iv) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.
     Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii) or (iv) of section 6(a) above will constitute liquated damages and will be the exclusive remedy, monetary or otherwise, available to any Holder with respect to any Registration Default.
     (d) “Transfer Restricted Securities” means each Security until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or (v) the earliest date that is no less than two years after the Issue Date on which such Security (except for Securities held by an affiliate of the Company) may be resold in reliance on paragraph (b)(1) of Rule 144 under the Securities Act.
     7. Rules 144 and 144A. The Company shall, to the extent it is required to do so under the Exchange Act, use its commercially reasonable efforts to file the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, use its commercially reasonable efforts to make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.
     8. Miscellaneous.
     (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Majority Holders of the Securities affected by such amendment, modification, supplement, waiver or consents. As used herein, “Majority Holders” means, as of any date, Holders of a majority of the aggregate principal amount of such Securities; provided that any Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether the consent by the Holders was given.
     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:
          (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.
          (2) if to the Dealer Managers: to the addresses listed on Schedule I with a copy to:
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, CA 90067
Attention: Patrick S. Brown, Esq.
          (3) if to the Company, at its address as follows:
AT&T Inc.
208 S. Akard Street, 35th Floor
Dallas, TX 75202
Telecopy No.: (214) 486-8160
Attention: Senior Vice President and Treasurer
     with a copy to:
AT&T Inc.
208 S. Akard Street, 37th Floor
Dallas, TX 75202
Telecopy No.: (214) 746-2103
Attention: Senior Executive Vice President and General Counsel
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.
     (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.
     (d) Successors and Assigns. This Agreement shall be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Securities in any manner, whether by operation of law or otherwise, such Holder shall be deemed to have agreed to be bound by and subject to all the terms of this Agreement, and by taking and holding such Securities such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.
     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
     (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     (i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Dealer Managers and the Company in accordance with its terms.

Very truly yours, AT&T INC.
By:	/s/ Jonathan P. Klug
Jonathan P. Klug
Senior Vice President and Treasurer

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Ben Oren
	Name:	Ben Oren
	Title:	Director

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Marc Fratepietro
	Name:	Marc Fratepietro
	Title:	Managing Director

By:	/s/ John D. Bohner
	Name:	John D. Bohner
	Title:	Director

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CABRERA CAPITAL MARKETS, LLC
By:	/s/ Martin Cabrera
	Name:	Martin Cabrera
	Title:	CEO

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CASTLE OAK SECURITIES, L.P.
By:	/s/ Philip J. Ippolito
	Name:	Philip J. Ippolito
	Title:	Chief Financial Officer & Director of Operations

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

COMERICA SECURITIES, INC.
By:	/s/ Cynthia J. Higgins
	Name:	Cynthia J. Higgins
	Title:	Senior Vice President

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

LOOP CAPITAL MARKETS LLC
By:	/s/ Sidney Dillard
	Name:	Sidney Dillard
	Title:	Partner

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

M.R. BEAL & COMPANY
By:	/s/ Joseph A. Mendola
	Name:	Joseph A. Mendola
	Title:	Legal Counsel & CCO

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.
RBS SECURITIES INC.

By:	/s/ Michael L. Saron
	Name:	Michael L. Saron
	Title:	Managing Director

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.
U.S. BANCORP INVESTMENTS, INC.

By:	/s/ David Wood
	Name:	David Wood
	Title:	Managing Director

SCHEDULE I
Dealer Managers
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Cabrera Capital Markets, LLC
10 S. LaSalle Street , Suite 1050
Chicago, IL 60603
CastleOak Securities, L.P.
110 East 59th Street
2nd Floor
New York, NY 10022
Comerica Securities, Inc.
201 W. Fort St., 2nd F1
Detroit, MI 48226
Loop Capital Markets LLC
200 W. Jackson Blvd., Suite 1600
Chicago, IL 60606
M.R. Beal & Company
110 Wall Street, 6th Floor
New York, NY 10005
RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901
U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, NC 28202

ANNEX A
     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B
     Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C
PLAN OF DISTRIBUTION
     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until           , 20[  ] , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)
     The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)	In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus, if required.

ANNEX D
☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.